Dentsply Sirona Reports Preliminary First Quarter 2020 Results

•Reported net sales of $874.3 million, down 7.6% in the first quarter. Organic sales declined 4.3%
•Reported operating loss was $124.8 million and operating margin was negative 14.3%. Non-GAAP operating income was $130.7 million and operating income margin was 14.9%
•Reported EPS was a loss of $0.63. Non-GAAP EPS was $0.43
•Available liquidity of ~ $1.3 billion

Charlotte, N.C., May 8, 2020 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), The Dental Solutions Company, announced its preliminary financial results for the three months ended March 31, 2020.

Don Casey, Chief Executive Officer, commented: “The ongoing execution of our plan, and in particular, our continued emphasis on new product introductions and improved organizational efficiency, drove solid revenue growth and margin expansion early in the first quarter. In mid-March, the global response to the COVID-19 pandemic changed the market dynamics for both dental practitioners and their patients. As a company, we moved quickly to ensure employee safety, continued high customer service levels, and to further enhance our strong balance sheet. In addition, Dentsply Sirona took the appropriate steps to contain costs in both SG&A and in our supply chain.”

Mr. Casey added: “We continue to drive the strategic initiatives that position us well for the future. Despite the current short-term disruption, we are starting to see early signs of improvement in demand in countries that are beginning to re-open their economies. Longer-term, we believe that our industry fundamentals are sound and that Dentsply Sirona’s financial strength, broad portfolio, and global reach position the Company to succeed and win as we move forward.”

Q1 20 Operating Summary (GAAP)

(in millions, except per share amount and percentages)	Q1 20	Q1 19	YoY
Net Sales	874.3	946.2	(7.6%)
Operating (loss) income	(124.8)	47.3	NM
Operating (loss) income %	(14.3%)	5.0%
Net (loss) income	(139.9)	39.2	NM
Net (loss) income per diluted common share	(0.63)	0.17	NM
NM - not meaningful

Q1 20 Operating Summary (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q1 20	Q1 19	YoY
Net Sales	874.3	946.2	(7.6%)
Organic Sales %			(4.3%)
Operating income	130.7	145.5	(10.2%)
Operating income %	14.9%	15.4%
Net income	95.5	109.8	(13.0%)
Net income per diluted common share	0.43	0.49	(12.2%)
[1] Organic sales, Non-GAAP operating income, Non-GAAP net income, and Non-GAAP EPS are Non-GAAP financial measures which exclude certain items. Please refer to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.

Reported operating loss was $124.8 million. This performance was primarily driven by an Equipment & Instruments non-cash goodwill impairment of $156.6 million and an intangible impairment of $38.7 million. The impairments resulted from a lower-than-expected level of forecasted sales for the Equipment & Instruments reporting unit due to the ongoing COVID-19 impact on customer demand.

Cash Flow and Liquidity

Operating cash flow in the first quarter of 2020 was an outflow of $10.7 million, as compared to operating cash flow generation of $29.3 million in the prior year quarter. This performance was driven by a lower level of sales and a higher level of investment in working capital. During the first quarter, the Company bought back shares for a total cost of $140 million. In addition, the Company paid $22.1 million in dividends resulting in a total of $162.1 million returned to shareholders during the first quarter of 2020.

Preliminary Segment Results

Consumables Segment
First quarter 2020 sales were $354.0 million, down 16.8%, and down 15.2% on an organic sales basis. The decline in organic sales was due to lower demand in all three regions as dentists and customers reduced dental visits and procedures in response to the COVID-19 pandemic. Preventive and Endodontic saw the highest level of organic sales declines in the quarter.

Technologies & Equipment Segment
First quarter 2020 sales were $520.3 million, down 0.1% versus prior year, but up 4.8% on an organic sales basis. Digital Dentistry and Healthcare saw strong organic sales in the first quarter of 2020, partially offset by organic sales declines in Equipment & Instruments and Implants. The strong performance in Digital Dentistry was the result of sales of new products in the CAD/CAM business. The decline in Implant sales was mostly related to dentists and customers reducing dental procedures.

Fiscal Year 2020 Outlook

As a result of the uncertainty around the duration of the COVID-19 pandemic and its impact on the business, the Company previously withdrew its 2020 guidance.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on May 8, 2020 at 8:30 am ET. A presentation will also be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 1262464. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 1262464.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 133-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental equipment and dental consumable products under a strong portfolio of world class brands. The Company also manufactures and markets healthcare consumable products. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s worldwide headquarters is located in Charlotte, North Carolina. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
John Sweeney, CFA, IRC
Vice President, Investor Relations
+1-717-849-7863
John.Sweeney@dentsplysirona.com

Forward-Looking Statements and Associated Risks

Information the Company has included in this press release, and information which may be contained or incorporated by reference in filings with the U. S. Securities and Exchange Commission (the “SEC”) as well as other press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions.

The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•the preliminary nature of the financial results contained in this release
•the effects of the COVID-19 outbreak and the adverse impact on the Company's business, financial condition, results of operations and cash flows, including, but not limited to, the Company's growth, operating costs, customer demand for products and industry demand generally, margins, and its ability to access capital markets, and the global economy and financial markets generally;
•the effects of the COVID-19 outbreak, and the current economic environment generally, on the Company's working capital, cash flows and liquidity;
•the Company may be unable to execute key strategic activities due to competing priorities and strategies of its distribution partners and other factors
•the Company's ability to protect its technology infrastructure from cyber-attacks and other disruptions
•the Company's ability to maintain effective internal controls during periods of restructuring and organizational changes
•a significant failure or disruption in service within the Company’s operations or the operations of key distributors
•the Company’s failure to attract and retain talented employees, or to manage succession and retention for its key executives
•the Company's ability to successfully implement its cost reduction and restructuring plans
•the Company's ability to regain profitability in a very competitive marketplace, which depends upon the Company's ability to differentiate its products and services from those of competitors
•results in pending and future litigation, investigations or other proceedings which could subject the Company to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings
•other risks described from time to time in the Company’s filings with the SEC

Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, “Risk Factors” in the Company's most recent Form 10-K, in Part II, Item 1A, "Risk Factors" in the Company's subsequent Form 10-Qs, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, investors should not consider either foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties associated with an investment in the company.

Non-GAAP Financial Measures

Beginning with the quarter ended March 31, 2020 the Company no longer presents net sales excluding precious metals as a Non-GAAP measure. The use of precious metals has declined in the dental industry as other materials, including zirconia oxide and other ceramics have become widely used. As a result of this decline, the amount of precious metal sales in net sales is not meaningful to the Company's financial results.

Beginning with the quarter ended March 31, 2020, the Company has started to use the term "organic sales" as an alternative Non-GAAP measure. Prior to this, the Company traditionally had disclosed "internal sales growth" as a Non-GAAP measure. The Company has updated the prior period to conform to the current year organic sales presentation.

The Company defines "organic sales" as the increase or decrease in net sales excluding: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency translation, which is calculated by comparing current-period sales to prior-period sales, with both periods converted to the U.S. dollar rate at local currency foreign exchange rates for each month of the prior period.

The "organic sales" measure is not calculated in accordance with accounting principles generally accepted in the United States ("US GAAP"); therefore, this item represents a Non-GAAP measure. This Non-GAAP measure may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. Organic sales is an important internal measure for the Company. The Company's senior management receives a monthly analysis of operating results that includes organic sales. The performance of the Company is measured on this metric along with other performance metrics.

The Company discloses organic sales to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company. The Company believes that this information is helpful in understanding underlying net sales trends.

Adjusted Net Income and Adjusted Earnings Per Diluted Common Share

In addition to reporting net income attributable to Dentsply Sirona and earnings per diluted common share in accordance with US GAAP, the Company provides adjusted net income and adjusted earnings per diluted common share (“adjusted EPS”) measures. The Company defines "adjusted net income" as net income attributable to Dentsply Sirona excluding certain items as noted below. Adjusted EPS is calculated by dividing adjusted net income by diluted common shares outstanding.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statements of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract termination costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributable to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

The "adjusted net income" and "adjusted EPS" measures are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate.
Both adjusted net income and adjusted EPS are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS. The performance of the Company is measured on these metrics along with other performance metrics.
The Company discloses adjusted net income and adjusted EPS to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted Operating Income and Margin

In addition to reporting operating income in accordance with US GAAP, the Company provides adjusted operating income and margin. The Company defines "adjusted operating income" as operating income in accordance with US GAAP excluding certain items noted above which are excluded on a pre-tax basis to arrive at adjusted operating income, a Non-GAAP measure. The adjusted operating margin is calculated by dividing adjusted operating income by net sales.

The "adjusted operating income" and "adjusted operating margin" measures are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

Both adjusted operating income and adjusted operating margin are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted operating income and margin. The performance of the Company is measured on these metrics along with the adjusted net income and adjusted EPS metrics noted above as well as other performance metrics.

The Company discloses adjusted operating income and margin to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019

Net sales	$874.3	$946.2

Cost of products sold	406.5	446.5

Gross profit	467.8	499.7

Selling, general, and administrative expenses	393.5	431.9

Goodwill impairment	156.6	—

Restructuring and other costs	42.5	20.5

Operating (loss) income	(124.8)	47.3

Net interest and other expense (income)	4.9	(6.5)

(Loss) income before income taxes	(129.7)	53.8

Provision for income taxes	10.2	14.6

Net (loss) income	(139.9)	39.2

Less: Net loss attributable to noncontrolling interest	—	—

Net (loss) income attributable to Dentsply Sirona	$(139.9)	$39.2

Net (loss) income per common share attributable to Dentsply Sirona:
Basic	$(0.63)	$0.18
Diluted	$(0.63)	$0.17

Weighted average common shares outstanding:
Basic	220.9	223.3
Diluted	220.9	225.0

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2020	December 31, 2019

Assets
Current Assets:

Cash and cash equivalents	$235.9	$404.9
Accounts and notes receivables-trade, net	709.1	782.0
Inventories, net	590.5	561.7
Prepaid expenses and other current assets, net	269.7	251.3

Total Current Assets	1,805.2	1,999.9

Property, plant and equipment, net	776.6	802.4
Operating lease right-of-use assets, net	146.9	159.3
Identifiable intangible assets, net	2,045.4	2,176.3
Goodwill, net	3,191.8	3,396.5
Other noncurrent assets, net	92.5	68.5

Total Assets	$8,058.4	$8,602.9

Liabilities and Equity
Current Liabilities:
Accounts payable	$271.1	$307.9
Accrued liabilities	522.9	629.2
Income taxes payable	64.5	56.1
Notes payable and current portion of long-term debt	33.0	2.3

Total Current Liabilities	891.5	995.5

Long-term debt	1,421.2	1,433.1
Operating lease liabilities	108.3	119.5
Deferred income taxes	464.7	479.6
Other noncurrent liabilities	482.5	480.3

Total Liabilities	3,368.2	3,508.0

Total Equity	4,690.2	5,094.9

Total Liabilities and Equity	$8,058.4	$8,602.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(139.9)	$39.2
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	32.2	34.9
Amortization of intangible assets	47.2	48.2
Amortization of deferred financing costs	0.7	0.7
Deferred income taxes	(8.1)	(6.0)
Stock based compensation expense	9.5	9.2
Restructuring and other costs - non-cash	1.9	9.7
Goodwill impairment	156.6	—
Indefinite-lived intangible asset impairment	38.7	5.3
Other non-cash expense (income)	8.1	(7.8)
Loss (gain) on disposal of property, plant and equipment	0.2	(0.1)
Gain on divestiture of noncontrolling interest	—	(8.7)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	53.3	36.5
Inventories, net	(57.3)	(31.5)
Prepaid expenses and other current assets, net	(27.2)	(16.3)
Other noncurrent assets, net	(6.8)	4.8
Accounts payable	(28.9)	(11.3)
Accrued liabilities	(95.1)	(90.1)
Income taxes	7.0	12.3
Other noncurrent liabilities	(2.8)	0.3
Net cash (used in) provided by operating activities	(10.7)	29.3

Cash flows from investing activities:
Capital expenditures	(25.6)	(33.9)
Purchase of short term investments	—	(0.8)
Cash paid on sale of non-strategic businesses or product lines	—	(1.0)
Cash received on derivative contracts	9.4	22.7
Proceeds from sale of property, plant and equipment, net	0.7	0.3
Net cash used in investing activities	(15.5)	(12.7)

Cash flows from financing activities:
Proceeds (repayments) on short-term borrowings, net	30.8	(67.9)
Cash paid for treasury stock	(140.0)	—
Cash dividends paid	(22.1)	(19.5)
Cash paid for contingent consideration on prior acquisitions	(1.6)	(30.6)
Proceeds from long-term borrowings, net of deferred financing costs	—	0.9
Repayments on long-term borrowings	(0.8)	(1.9)
Proceeds from exercise of stock options	3.8	19.8
Net cash used in financing activities	(129.9)	(99.2)

Effect of exchange rate changes on cash and cash equivalents	(12.9)	(1.6)
Net decrease in cash and cash equivalents	(169.0)	(84.2)
Cash and cash equivalents at beginning of period	404.9	309.6
Cash and cash equivalents at end of period	$235.9	$225.4

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended March 31, 2020				Q1 2020 Change				Three Months Ended March 31, 2019
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$300.5	$373.1	$200.7	$874.3	(4.1%)	(5.7%)	(15.3%)	(7.6%)	$313.4	$395.8	$237.0	$946.2
Foreign exchange impact					(0.7%)	(2.5%)	(2.4%)	(1.9%)
Acquisitions and divestitures					(2.2%)	(1.1%)	(0.5%)	(1.3%)
Discontinued products					—%	(0.1%)	(0.4%)	(0.1%)
Organic sales					(1.2%)	(2.0%)	(12.0%)	(4.3%)

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended March 31, 2020			Q1 2020 Change			Three Months Ended March 31, 2019
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$520.3	$354.0	$874.3	(0.1%)	(16.8%)	(7.6%)	$520.8	$425.4	$946.2
Foreign exchange impact				(2.2%)	(1.6%)	(1.9%)
Acquisitions and divestitures				(2.4%)	—%	(1.3%)
Discontinued products				(0.3%)	—%	(0.1%)
Organic sales				4.8%	(15.2%)	(4.3%)

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended March 31, 2020, a reconciliation of selected reported Consolidated Statements of Operations items to Non-GAAP items is as follows:

	GAAP								NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2020	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2020

GROSS PROFIT	$467.8	29.0	—	1.3	—	—	—	$30.3	$498.1
% OF NET SALES	53.5%								57.0%
SG&A EXPENSES	393.5	(18.2)	(7.1)	(0.8)	—	—	—	(26.1)	367.4
% OF NET SALES	45.0%								42.0%
GOODWILL IMPAIRMENT	156.6	—	(156.6)	—	—	—	—	(156.6)	—
RESTRUCTURING AND OTHER COSTS	42.5	—	(42.5)	—	—	—	—	(42.5)	—
(LOSS) INCOME FROM OPERATIONS	(124.8)	47.2	206.2	2.1	—	—	—	255.5	130.7
% OF NET SALES	(14.3%)								14.9%
NET INTEREST AND OTHER EXPENSE	4.9	—	0.2	—	(0.8)	—	—	(0.6)	4.3
PRE-TAX (LOSS) INCOME	(129.7)	47.2	206.0	2.1	0.8	—	—	256.1	126.4
INCOME TAXES	10.2	—	—	—	—	26.8	(6.1)	20.7	30.9
% OF PRE-TAX (LOSS) INCOME	(7.9%)								24.4%
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(139.9)							$235.4	$95.5
% OF NET SALES	(16.0%)								10.9%
(LOSS) EARNINGS PER SHARE - DILUTED	$(0.63)							$1.06	$0.43

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share									220.9
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share									222.3

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Adjusted Net Income and Adjusted Earnings Per Diluted Common Share

A reconciliation of net loss attributable to Dentsply Sirona and net loss per diluted common share to adjusted net income and adjusted earnings per diluted common share is as follows:

	Three Months Ended March 31, 2020
(in millions, except per share amounts)	Net (Loss) Income	Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(139.9)	$(0.63)
Pre-tax Non-GAAP adjustments:
Restructuring program related costs and other costs	206.0
Amortization of purchased intangible assets	47.2
Business combination related costs and fair value adjustments	2.1
Credit risk and fair value adjustments	0.8
Tax impact of the pre-tax Non-GAAP adjustments (a)	(26.8)
Subtotal Non-GAAP adjustments	229.3	1.03
Income tax related adjustments	6.1	0.03
Adjusted Non-GAAP net income	$95.5	$0.43

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the Non-GAAP adjustments were generated.
(b) The Company had a net loss for the three months ended March 31, 2020, but had net income on a Non-GAAP basis. The weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share includes the dilutive effect of common stock.

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share		220.9
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share		222.3

For the three months ended March 31, 2020, the following table presents the details of the "Restructuring program related costs and other costs" line item of the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset impairments	Separation costs related to executives	Costs related to restructuring plans	Professional services costs	Incentive compensation	Other	Total

Cost of products sold	$—	$—	$—	$—	$—	$—	$—
SG&A	—	(0.8)	—	6.9	1.0	—	7.1
Goodwill impairment	156.6	—	—	—	—	—	156.6
Restructuring and other costs	38.8	—	3.7	—	—	—	42.5
Interest expense, Interest income, and Other expense (income), net	—	—	—	—	—	(0.2)	(0.2)
Total	$195.4	$(0.8)	$3.7	$6.9	$1.0	$(0.2)	$206.0

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

Adjusted Operating Income and Margin

A reconciliation of operating loss and margin to adjusted operating income and margin is as follows:

	Three Months Ended March 31, 2020
(in millions, except percentages)	Operating (Loss) Income	Percentage of Net Sales

Operating loss	$(124.8)	(14.3%)
Restructuring program related costs and other costs	206.2	23.6%
Amortization of purchased intangible assets	47.2	5.4%
Business combination related costs and fair value adjustments	2.1	0.2%
Adjusted Non-GAAP operating income	$130.7	14.9%

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

For the three months ended March 31, 2019, a reconciliation of selected reported Consolidated Statements of Operations items to Non-GAAP items is as follows:

	GAAP								NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended March 31, 2019	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2019

GROSS PROFIT	$499.7	29.2	9.6	1.6	—	—	—	40.4	$540.1
% OF NET SALES	52.8%								57.1%
SG&A EXPENSES	431.9	(19.0)	(17.8)	(0.5)	—	—	—	(37.3)	394.6
% OF NET SALES	45.6%								41.7%
RESTRUCTURING AND OTHER COSTS	20.5	—	(20.5)	—	—	—	—	(20.5)	—
INCOME FROM OPERATIONS	47.3	48.2	47.9	2.1	—	—	—	98.2	145.5
% OF NET SALES	5.0%								15.4%
NET INTEREST AND OTHER EXPENSE	(6.5)	—	9.0	(0.2)	(1.3)	—	—	7.5	1.0
PRE-TAX INCOME	53.8	48.2	38.9	2.3	1.3	—	—	90.7	144.5
INCOME TAXES	14.6	—	—	—	—	22.6	(2.5)	20.1	34.7
% OF PRE-TAX INCOME	27.1%								24.0%
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$39.2							$70.6	$109.8
% OF NET SALES	4.1%								11.6%
EARNINGS PER SHARE - DILUTED	$0.17							$0.32	$0.49

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Adjusted Net Income and Adjusted Earnings Per Diluted Common Share

A reconciliation of net income attributable to Dentsply Sirona and net income per diluted common share to adjusted net income and adjusted earnings per diluted common share is as follows:

	Three Months Ended March 31, 2019
(in millions, except per share amounts)	Net Income	Per Diluted Common Share

Net income attributable to Dentsply Sirona	$39.2	$0.17
Pre-tax Non-GAAP adjustments:
Amortization of purchased intangible assets	48.2
Restructuring program related costs and other costs	38.9
Business combination related costs and fair value adjustments	2.3
Credit risk and fair value adjustments	1.3
Tax impact of the pre-tax Non-GAAP adjustments (a)	(22.6)
Subtotal Non-GAAP adjustments	68.1	0.31
Income tax related adjustments	2.5	0.01
Adjusted Non-GAAP net income	$109.8	$0.49

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the Non-GAAP adjustments were generated.

For the three months ended March 31, 2019, the following table presents the details of the "Restructuring program related costs and other costs" line item of the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset impairments	Sale or discontinuation of non-strategic business or product lines	Costs related to restructuring plans	Professional services costs	Incentive compensation	Other	Total

Cost of products sold	$—	$9.5	$—	$—	$—	$0.1	$9.6
SG&A	—	10.0	—	4.3	2.9	0.6	17.8
Restructuring and other costs	5.3	—	15.2	—	—	—	20.5
Interest expense, Interest income, and Other expense (income), net	—	(8.9)	—	—	—	(0.1)	(9.0)
Total	$5.3	$10.6	$15.2	$4.3	$2.9	$0.6	$38.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts)
(unaudited)

Adjusted Operating Income and Margin

A reconciliation of operating income and margin to adjusted operating income and margin is as follows:

	Three Months Ended March 31, 2019
(in millions, except percentages)	Operating Income	Percentage of Net Sales

Operating Income	$47.3	5.0%
Amortization of purchased intangible assets	48.2	5.1%
Restructuring program related costs and other costs	47.9	5.1%
Business combination related costs and fair value adjustments	2.1	0.2%
Adjusted Non-GAAP operating income	$145.5	15.4%